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                   EXHIBIT 9.  CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP

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Sutherland Asbill & Brennan LLP
1275 Pennsylvania Ave, NW
Washington, DC  20004-2404


                                April 28, 1999


Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380

Ms. Emory and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 24 to the registration statement on Form S-6 for Separate Account A (File No. 33-23458) of Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND, ASBILL & BRENNAN LLP



                                             By  /S/Kimberly J. Smith
                                                 -------------------------
                                                 Kimberly J. Smith